Exhibit 10.4

NOTICE OF CONFIDENTIALITY RIGHTS:  IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS:  YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

MORTGAGE, DEED OF TRUST, ASSIGNMENT, SECURITY
AGREEMENT, FINANCING STATEMENT, AND FIXTURE FILING

FROM

Lucas Energy, Inc., a Nevada corporation
(Taxpayer I.D. No. 20-2660243)
(Organizational I.D. No. C31179-2003)

TO

Sharon E. Conway, Trustee

for the benefit of

Louise H. Rogers, an individual, as her Separate Property
as Mortgagee, Beneficiary, and Secured Party

Dated as of August 13, 2013

THE OIL AND GAS INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE WELLHEADS OF THE WELLS LOCATED ON THE PROPERTIES DESCRIBED IN EXHIBIT A TO THIS INSTRUMENT.  THE MORTGAGED PROPERTY COVERED BY THIS INSTRUMENT INCLUDES AS-EXTRACTED COLLATERAL [INCLUDING BOTH (A) OIL, GAS, AND OTHER MINERALS, AND (B) ACCOUNTS ARISING OUT OF THE SALE OF OIL, GAS, AND OTHER MINERALS AT THE WELLHEADS OF THE WELLS LOCATED NOW OR HEREAFTER ON THE REAL PROPERTY DESCRIBED IN EXHIBIT A TO THIS INSTRUMENT.  THIS INSTRUMENT ALSO COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED IN THIS INSTRUMENT.  THIS INSTRUMENT IS TO BE FILED OF RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OF THE COUNTIES REFERENCED IN EXHIBIT A TO THIS INSTRUMENT AND THESE FILINGS SHALL SERVE, AMONG OTHER PURPOSES, AS FIXTURE FILINGS.  THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE CONCERNED, AND THIS INTEREST IS DESCRIBED IN EXHIBIT A TO THIS INSTRUMENT.

When Recorded and/or Filed Is to be Returned to:

Sharon E. Conway
Attorney at Law
2441 High Timbers, Suite 410
The Woodlands, Texas  77380-1052
Telephone:  (281) 681-2230

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

This Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing (this “Mortgage”), dated and effective as of August 13, 2013 is from Lucas Energy, Inc., a Nevada corporation (referred to in this Mortgage as the “Mortgagor”), whose mailing address is 3555 Timmons Lane, Suite 1550, Houston, Texas, 77027, to Sharon E. Conway, as Trustee (together with any substitute trustee, referred to in this Mortgage as the “Trustee”), for the benefit of Louise H. Rogers, an individual, as her Separate Property, whose mailing address is c/o Sharon E. Conway, 2441 High Timbers, Suite 410, The Woodlands, Texas, 77380-1052 (referred to in this Mortgage as the “Secured Party”).

WITNESSETH:

1.                      Pursuant to that certain Letter Loan Agreement, dated as of August 13, 2013, as it has been or may be amended, modified, or supplemented from time to time (referred to as the “Letter Loan Agreement”), among the Mortgagor, as borrower (the “Borrower”), and the Secured Party (the “Lender”), the Lender has agreed to make a Loan for the benefit of the Borrower. Capitalized terms not otherwise defined in this Mortgage shall have the meanings attributed to them in Schedule A to the Letter Loan Agreement, and the Letter Loan Agreement with all Schedules and Exhibits is incorporated by reference in this Mortgage for all purposes as if fully set forth at length.

2.                      The Mortgagor has duly authorized the execution, delivery, and performance of this Mortgage.

3.                      For all purposes of this instrument, unless the context otherwise requires:

a.                      “Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, treaty, or other directive or requirement or common law interpretations thereof (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations, and occupational, safety, and health standards or controls, of any Governmental Authority.

b.                      “lands described in Exhibit A” shall include any lands that are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference to another instrument or document, and shall also include any lands now or hereafter unitized or pooled with lands that are either described in Exhibit A or the description of which is incorporated in Exhibit A by reference.

c.                      “Mortgaged Property” shall mean the properties, rights, and interests hereinafter described and defined as the Mortgaged Property.

d.                      “oil and gas leases” shall include oil, gas, and mineral leases, subleases, and assignments thereof, operating rights and subleases, and assignments of operating rights.

e.                      “Operating Equipment” shall mean all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies, or other property of whatsoever kind or nature (excluding drilling rigs, trucks, automotive equipment, or other property taken to the premises to drill a well or for other similar temporary uses) now or hereafter located on or under any of the lands described in Exhibit A that are useful for the production, gathering, treatment, processing, storage, or transportation of Hydrocarbons (together with all accessions, additions, and attachments to any thereof), including, but not by way of limitation, all oil wells, gas wells, water wells, injection wells, casing, tubing, tubular goods, rods, pumping units and engines, christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, tanks, gas systems (for gathering, treating, and compression), pipelines (including gathering lines, laterals, and trunklines), chemicals, solutions, water systems (for treating, disposal, and injection), steam generation and injection equipment and systems, power plants, poles, lines, transformers, starters and controllers, tools, storage yards and equipment stored therein, telegraph, telephone, and other communication systems, roads, loading docks, loading racks, and shipping facilities.

f.                      “Permitted Encumbrance” shall have the meaning set forth in the Granting Clause below.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

g.                      “Production Sale Contracts” shall mean contracts now in effect, or hereafter entered into by the Mortgagor, or entered into by the Mortgagor’s predecessors in interest, for the sale, purchase, exchange, gathering, transportation, treating, or processing of Hydrocarbons produced from the lands described in Exhibit A attached hereto and made a part hereof.

h.                      “Release” of any Hazardous Materials includes, but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, or disposing of Hazardous Materials.  “Release” and “threatened Release” shall also have the meanings specified in CERCLA, except that it also includes such Releases or threatened Releases into a building, structure, or uncontained storage vessel, and the passive or active migration of any Releases and vapor intrusion into buildings or other structures or enclosed spaces.

i.                      “Remediation” includes, but is not limited to any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain, or otherwise remediate any Hazardous Material, any actions to prevent, cure, or mitigate any Release or threat of release of any Hazardous Materials, any action to comply with any applicable Environmental Laws (other than routine compliance) or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory, or other analysis, or evaluation relating to the presence or Release or threat or Release of any Hazardous Materials.

j.                      “Secured Obligations” shall have the meanings set forth in Article I, Section 1.2 below.

k.                      “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Texas, as the same shall be amended from time to time; and the terms “Account,” “Account Debtor,” “As-Extracted Collateral,” “Chattel Paper,” “Deposit Account,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” and “Proceeds” shall have the respective meanings assigned to these terms in the Uniform Commercial Code.

GRANT OF MORTGAGE

NOW, THEREFORE, the Mortgagor, for and in consideration of the premises and of the debts and trusts hereinafter mentioned, does hereby GRANT, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, PLEDGE, TRANSFER, AND CONVEY unto the Trustee, in trust, with a POWER OF SALE, for the use and benefit of the Secured Party, all the Mortgagor’s right, title, and interest, whether now owned or hereafter acquired, in and to all of the hereinafter described properties, rights, and interests that are located in (or cover properties located in) the State of Texas or that are located within (or cover properties located within) the offshore area over which the United States of America asserts jurisdiction and to which the laws of Texas are applicable with respect to this Mortgage and/or the liens or security interests created hereby; and, insofar as such properties, rights, and interests consist of Accounts, As-Extracted Collateral, Certificated Securities, Chattel Paper, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Proceeds, Securities, Securities Accounts, Securities Entitlements, or Uncertificated Securities, or any other personal property of a kind or character defined in or subject to the applicable provisions of the Uniform Commercial Code (as in effect from time to time in the appropriate jurisdiction with respect to each of said properties, rights, and interests), the Mortgagor hereby grants to the Secured Party, a security interest therein to the full extent of the Mortgagor’s legal and beneficial interest therein, whether now owned or hereafter acquired, namely:

(a)                      the lands described in Exhibit A, and the oil and gas leases (including all lands described therein), the fee, mineral, overriding royalty, royalty, and other real property interests that are described or referred to in Exhibit A;

(b)                      the presently existing and hereafter arising unitization, unit operating, communitization and pooling agreements, and the properties covered and the units created thereby (including, without limitation, all units formed under orders, regulations, rules, approvals, decisions, or other official acts of any federal, state, or other governmental agency having jurisdiction) that are specifically described in Exhibit A or that relate to any of the properties and interests specifically described in Exhibit A;

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

(c)                      the Hydrocarbons that are in, under, upon, produced, or to be produced from or that are attributed or allocated to the lands described in Exhibit A;

(d)                      the Production Sale Contracts;

(e)                      the Operating Equipment;

(f)                      without duplication of any other provision of this granting clause, Equipment, Fixtures, and other Goods necessary or used in connection with, and Accounts, As-Extracted Collateral, Chattel Paper, Deposit Accounts, Documents, General Intangibles, Instruments, Inventory, and Proceeds; and

(g)                      any and all liens and security interests in Hydrocarbons securing the payment of proceeds from the sale of Hydrocarbons, including but not limited to those liens and security interests provided for in §9.343 of the Texas Business and Commerce Code or similar statutes of other jurisdictions or any successor statutes;

together with any and all corrections or amendments to, or renewals, extensions, or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and, to the extent permitted by the terms of any instrument creating the same, all accounts, contracts, contract rights, options, nominee agreements, unitization or pooling agreements, operating agreements and unit operating agreements, processing agreements, farm-in agreements, farmout agreements, joint venture agreements, partnership agreements (including mining partnerships), exploration agreements, bottom hole agreements, dry hole agreements, support agreements, acreage contribution agreements, surface use and surface damage agreements, net profits agreements, production payment agreements, hedge agreements, derivative contracts, insurance policies, title opinions, title abstracts, title materials and information, books, files, records, writings, data bases, information, systems, logs, well cores, fluid samples, production data and reports, well testing data and reports, maps, surveys, seismic and geophysical, geological and chemical data and information, interpretative and analytical reports of any kind or nature (including, without limitation, reserve studies and reserve evaluations), computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software, and/or documentation), trade secrets, trademarks, service marks, and business names and the goodwill of the business relating thereto, copyrights, copyright registrations, unpatented inventions, patent applications and patents, rights-of-way, franchises, bonds, easements, servitudes, surface leases, permits, licenses, tenements, hereditaments, appurtenances, concessions, occupancy agreements, privileges, development rights, condemnation awards, claims against third parties, general intangibles, letters of credit, and letter-of-credit rights, payment intangibles, rents, royalties, issues, profits, products, proceeds, distributions on, rights arising out of, returns of and from, and any and all claims and/or insurance payments arising out of the loss, nonconformity, or interference with the use of, defects, or infringements of rights in, or damage to, in each case whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid items (a) through (g), inclusive, in this granting clause mentioned, and all other things of value and incident thereto (including, without limitation, any and all liens, lien rights, security interests, and other properties, rights and interests) that the Mortgagor might at any time have or be entitled to, and all the aforesaid properties, rights, and interests, to the full extent of the Mortgagor’s right, title, and interest, including alike the Mortgagor’s entire legal and beneficial interest therein, whether or not owned or hereafter acquired, together with any additions thereto that may be subjected to the lien and security interest of this instrument by means of supplements to this Mortgage, all of which is called the “Mortgaged Property.”

Subject, however, to (i) Liens permitted by Section 8(e) of the Letter Loan Agreement; (ii) the restrictions, exceptions, reservations, conditions, limitations, interests, and other matters, if any, set forth or referred to in the specific descriptions of such properties and interests in Exhibit A (including all presently existing royalties, overriding royalties, payments out of production, and other burdens that are referred to in Exhibit A and that are taken into consideration in computing any percentage, decimal or fractional interest as set forth in Exhibit A); (iii) the assignment of production contained in Article III hereof (the matters described in the immediately preceding clauses (i), (ii), and (iii) are collectively referred to as the “Permitted Encumbrances”); and (iv) the condition that neither the Trustee nor the Secured Party shall be liable in any respect for the performance of any covenant or obligation (including without limitation measures required to comply with Environmental Laws) of the Mortgagor in respect of the Mortgaged Property.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee for the benefit of the Secured Party forever to secure the payment of the Secured Obligations and to secure the performance of the obligations of the Mortgagor herein contained.  The Mortgaged Property is to remain so specially mortgaged, affected, and hypothecated unto and in favor of the Secured Party to secure payment of the Secured Obligations (including the performance of the obligations of the Mortgagor herein contained) until full and final payment or discharge of the Secured Obligations, and the Mortgagor is herein and hereby bound and obligated not to sell or alienate the Mortgaged Property to the prejudice of this Mortgage except to the extent permitted under the Letter Loan Agreement.

BUT IN TRUST, NEVERTHELESS, for the benefit and security of the holders of the Secured Obligations and upon the trusts and subject to the terms and provisions herein set forth.  The Mortgagor, in consideration of the premises and to induce the Lender to make the Loan to the Mortgagor, the Mortgagor hereby covenants and agrees with both the Trustee and the Secured Party as follows:

I.	Article
Secured Obligations

1.1           Items of Secured Obligations Secured.  The following items of indebtedness are secured by this Mortgage:

A.                      All Obligations, and all other obligations and liabilities of the Mortgagor, under the Letter Loan Agreement and the other Loan Documents;

B.                      Any promissory note evidencing any of the Obligations and any promissory note taken in extension, renewal, substitution, or replacement for any such promissory note;

C.                      The obligations of the Mortgagor to the Secured Party now or hereafter existing or arising, under or in connection with the Letter Loan Agreement or other Loan Documents to which it is or may become a party, whether for principal, interest, fees, costs, expenses, or otherwise, and however created and whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several (including all such amounts that would become due but for the operation of the automatic stay under §362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of §§502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b) and any other similar provisions arising under applicable law);

D.                      Any sums advanced or expenses or costs incurred by the Trustee or the Secured Party (or any receiver appointed hereunder) that are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate herein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed; and

E.                      Any extensions, refinancings, modifications, or renewals of all such indebtedness described in subparagraphs (A) through (D) above, whether or not the Mortgagor executes any extension agreement or renewal instrument.

1.2           Secured Obligations Defined.  All the above obligations are hereinafter collectively referred to as the “Secured Obligations.”

II.	Article
Particular Covenants and Warranties of the Mortgagor

2.1           Certain Representations and Warranties.  The Mortgagor represents and warrants to the Trustee and the Secured Party that (a) the oil and gas leases described in Exhibit A hereto are valid, subsisting leases, superior and paramount to all other oil and gas leases respecting the properties to which they pertain except for Permitted Encumbrances where the failure hereunder could not reasonably be expected to have a Material Adverse Effect, (b) all producing wells located on the lands described in Exhibit A have been drilled, operated, and produced in conformity with all applicable Governmental Requirements except where the failure hereunder could not reasonably be expected to have a Material Adverse Effect, and are subject to no penalties on account of past production that could reasonably be expected to have a Material Adverse Effect, and such wells are in fact bottomed under and are producing from, and the well bores are wholly within, the lands described in Exhibit A except where the failure hereunder could not reasonably be expected to have a Material Adverse Effect, (c) the Mortgaged Property is free from all encumbrances or liens whatsoever, except for Permitted Encumbrances, and (d) the true legal name of the Mortgagor as registered in the jurisdiction in which the Mortgagor is organized or incorporated, the state of incorporation or organization of the Mortgagor, the organization identification number of the Mortgagor as designated by the state of its incorporation or organization and principal place of business (or, if it has more than one place of business, its chief executive office) of the Mortgagor as of the date of this Mortgage are as set forth on Schedule I hereto. The Mortgagor is not now known by any trade name.  The Mortgagor will warrant and forever defend the Mortgaged Property unto the Trustee and the Secured Party, against every person whomsoever lawfully claiming the same or any part thereof (subject, however, to Permitted Encumbrances), and the Mortgagor will maintain and preserve the Lien hereby created so long as any of the Secured Obligations remains unpaid.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

2.2           Environmental Representations and Warranties.  Mortgagor represents and warrants that: (a) there are no Hazardous Materials or underground storage tanks, pits, impoundments or landfills in, on, or under the Mortgage Property, except those that are  (i) in compliance with applicable Environmental Laws and with Environmental Permits (as defined below) issued or required to be issued pursuant thereto, (ii) fully maintained in compliance with industry best management practices,  (iii) fully disclosed to the Secured Party in writing pursuant to the written reports delivered to the Secured Party, and (iv) maintained in a condition such that there have been no Release or Releases for which Remediation is required (whether by the Secured Party or any other party); (b) there are no past or present Releases or threatened Releases of Hazardous Materials in violation of any applicable Environmental Law which would require Remediation by a Governmental Authority or other party (including any public water supplier, residential water supplier, or municipality) or would impose any liability or losses which, individually or in the aggregate would reasonably be expected to cause a Material Adverse Effect in, on, under, or from the Mortgaged Property or otherwise to the Secured Party; (c) there is no past or present non-compliance with applicable Environmental Laws, or with any permits, authorizations, approvals or licenses issued pursuant thereto (“Environmental Permits”), in connection with the Mortgaged Property; (d) the Secured Party does not know of, and has not received, any written or oral notice or other communication from any person or entity (including, without limitation, any Governmental Authority, citizens, or activist groups) relating to the presence or Releases of Hazardous Materials at or immediately adjacent to the Mortgaged Property or the Remediation thereof, or possible liability of any person or entity with respect to any Environmental Law, other adverse environmental conditions in connection with the Mortgaged Property, or any actual administrative or judicial proceedings in connection with the foregoing; and (e) the Mortgagor has truthfully and fully provided to the Secured Party, in writing, any and all material information relating to environmental conditions in, on, under or from the Mortgaged Property that is known to Mortgagor and/or that is contained in the Mortgagor records (or their lawyers’ or advisors’ records), including, but not limited to any reports relating to Hazardous Materials or violation of Environmental Law in, on, under, or from the Mortgaged Property and/or to the environmental condition of the Mortgaged Property, and none of such information, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect to the Mortgaged Property or otherwise to the Secured Party.

2.3           Environmental Covenants.  Mortgagor covenants and agrees that so long as the Mortgagor owns, manages, is in possession of, or otherwise controls the operation of the Mortgaged Property: (a) all uses and operations on or of the Mortgage Property, whether by Mortgagor or any other person or entity, shall be in compliance with all applicable Environmental Laws and Environmental Permits; (b) there shall be no Releases of Hazardous Materials in, on, under, or from the Mortgage Property which violate applicable Environmental Laws or Environmental Permits in any respect or which require Remediation; (c) there shall be no Hazardous Materials in, on, or under the Mortgaged Property, except those that are compliance with all applicable Environmental Laws and with Environmental Permits issued pursuant thereto, if and to the extent required; (d) Mortgagor shall keep the Mortgaged Property free and clear of all Liens and other restrictions or encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or other entity (“Environmental Liens”); (e) Mortgagor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Sections 2.4 and 2.5 below, including, but not limited to providing all relevant information and making knowledgeable persons reasonably available for interviews; (f) Mortgagor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Mortgaged Property, and if the results do not comply with any required environmental laws or permits, then Mortgagor, at its sole cost and expense, shall remedy the violation to its required condition and shall promptly share with the Secured Party the reports and other results thereof.  The Secured Party and other Indemnified Parties (defined in Section 7(m) of the Letter Loan Agreement) shall be entitled to rely on such reports and other results thereof; (g) Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of the Secured Party to (i) effectuate Remediation of any material hazardous or unlawful condition (including, but not limited to a Release of a Hazardous Materials) in, on, under, or from the Mortgaged Property, (ii) comply with any applicable Environmental Laws, (iii) comply with any environmental directive from any Governmental Authority applicable to the Mortgaged Property, and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment as per industry Environmental Law and Guidance; (h) Mortgagor shall not do or allow any tenant or other user of the Mortgaged Property to do any act with respect to Hazardous Materials, Releases or Remediation relating to or affecting the Mortgaged Property which is not in compliance with applicable Environmental Laws or that increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Mortgaged Property), impairs or may impair the value of the Mortgaged Property, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement, or easement applicable to the Mortgaged Property; and (i) Mortgagor shall notify the Secured Party in writing promptly after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from, or migrating towards the Mortgaged Property (a) which is required to be reported (except in connection with routine compliance) to a Governmental Authority under any applicable Environmental Laws or (b) which could result in a violation of Environmental Laws or require Remediation, (B) any actual, threatened, or pending Environmental Liens affecting the Mortgaged Property, (C) any required Remediation (other than de minimis Remediation in the ordinary course of business, the cost of which is reasonably likely to be less than Ten Thousand Dollars ($10,000.00)) of environmental conditions relating to the Mortgaged Property, and (D) any written or oral notice or other communication of which Mortgagor becomes aware from any source whatsoever (including, but not limited to a governmental entity) relating in any way to (a) the presence or the Release or threat of Release of Hazardous Materials at, from, upon, or immediately adjacent to the Mortgaged Property or Remediation thereof, (b) possible liability of any person or entity with respect to any Environmental Laws, (c) other material adverse environmental conditions in connection with the Mortgaged Property, or (d) any actual or threatened administrative or judicial proceedings.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

2.4           Secured Party’s Rights.

A.           The Secured Party, her environmental consultant, and any other person or entity designated by Secured Party, including, but not limited to any receiver and any representative of a governmental entity, shall have the right, but not the obligation, after three days’ notice to Mortgagor, to enter upon the Mortgaged Property at all reasonable times to assess any and all aspects of the environmental condition of the Mortgaged Property and its use, including, but not limited to conducting any environmental assessments or audits of the Property or portions thereof to confirm Mortgagors compliance with the provisions of this Instrument, and Mortgagor shall cooperate in all reasonable ways with the Secured Party in connection with any such audit.  Such audit shall be performed in a manner so as to minimize interference with the conduct of business at the Mortgaged Property.

B.           If such audit discloses that a violation of or a liability under any applicable Environmental Law or if such audit was required or prescribed by law, regulation, or Governmental Authority having jurisdiction over such matters, Mortgagor shall pay all costs and expenses incurred in connection with such audit.

2.5           Required Reporting.  Mortgagor acknowledges that storage of certain Hazardous Materials at the Mortgaged Property in the ordinary course of business of Borrower requires notification and reporting to governmental agencies, and agrees that Mortgagor shall have thirty days from the date hereof to make such notifications and reports as required under applicable Environmental Laws without being deemed or alleged to be in breach of any provision of this Instrument; unless and to the extent that such notice is provided beyond the time period permissible by any such applicable Environmental Law or other is in violation of any covenant of this Mortgage.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

2.6           Recording, Filing, etc.  The Mortgagor will promptly, at the Mortgagor’s expense, take all reasonable steps to enable the Trustee or the Secured Party to record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be reasonably necessary to preserve, protect, and renew the Lien hereof as a valid first lien on and prior perfected security interest, subject to Permitted Encumbrances, in real or personal property, as the case may be, and the rights and remedies of the Trustee and the Secured Party, and otherwise will do and observe all things or matters reasonably necessary or expedient to be done or observed by reason of any law or regulation of any State or of the United States of America or of any other Governmental Authority, for the purpose of effectively creating, maintaining, and preserving the Lien on and in the Mortgaged Property.  The Mortgagor hereby authorizes the Trustee or the Secured Party to file financing statements and other documents without its signature (to the extent allowed by applicable law).

2.7           Hazardous Substances Indemnification.  The Mortgagor shall indemnify the Trustee and the Secured Party, and their respective directors, officers, employees, counsel, agents, and attorneys-in-fact, or any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements, and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, reasonable attorneys’ fees and expenses) (all of the foregoing, collectively, “losses”), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Material on, under, or from any Mortgaged Property in violation of Environmental Laws, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off any Mortgaged Property, whether prior to or during the term hereof, and whether by Mortgagor or any predecessor in title, employee, agent, contractor, or subcontractor of Mortgagor or any other Person at any time occupying or present on any Mortgaged Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation, or disposal of any Hazardous Material at any time located or present on or under the Mortgaged Property, (c) any residual contamination on or under any Mortgaged Property, (d) any contamination of any Mortgaged Property or natural resources arising in connection with the generation, use, handling, storage, transportation, or disposal of any Hazardous Material by Mortgagor, any employee, agent, contractor, or subcontractor of Mortgagor while such Persons are acting within the scope of their relationship with Mortgagor, OR ANY OTHER PERSON irrespective of whether any of such activities were or will be undertaken in accordance with applicable requirements of law, or (e) the performance and enforcement of this Mortgage or any other act or omission in connection with or related to this Mortgage or the transactions contemplated hereby, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE SECURED PARTY OR ANY OF HER EMPLOYEES, AGENTS, ATTORNEYS, ATTORNEYS-IN-FACT, OR THE TRUSTEE; provided further that the foregoing indemnity shall survive satisfaction of the Secured Obligations, the termination of any Loan Document, and the release of the lien, security interest, and assignment created hereby, and provided further, that the foregoing indemnity shall not extend to matters to the extent caused by or resulting from the gross negligence or willful misconduct of the Secured Party.

2.8           State or Incorporation or Organization, etc.  The Mortgagor shall not change its state or incorporation or organization or its name, identity, or corporate structure such that any financing statement filed to perfect the Secured Party’s interest under this Agreement would become seriously misleading, unless the Mortgagor has given the Secured Party prior written notice of such change (provided that this Section 2.8 shall not be deemed to authorize any change or transaction prohibited under the Letter Loan Agreement).

III.	Article
Assignment of Production

3.1           Assignment.  As further security for the payment of the Secured Obligations, the Mortgagor hereby transfers, assigns, warrants, and conveys to the Secured Party, effective as of August 13, 2013, at 7:00 A.M., local time, all Hydrocarbons that are thereafter produced from and that accrue to the Mortgaged Property (the “Production”), and all proceeds therefrom.  During the continuance of an Event of Default, the Mortgagor authorizes and empowers the Secured Party to demand, collect, receive, and deliver receipts for all Production and Proceeds. THE MORTGAGOR IRREVOCABLY APPOINTS THE SECURED PARTY AS THE MORTGAGOR’S AGENT AND ATTORNEY-IN-FACT, FOR THE PURPOSE OF EXECUTING ANY TRANSFER ORDERS, PAYMENT ORDERS, DIVISION ORDERS, RECEIPTS, RELEASES, OR OTHER INSTRUMENTS (COLLECTIVELY, “RECEIPTS”) THAT THE SECURED PARTY DEEMS REASONABLY NECESSARY IN ORDER FOR THE SECURED PARTY TO DEMAND, COLLECT, RECEIVE, AND DELIVER RECEIPTS FOR PRODUCTION AND PROCEEDS DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.  In addition, the Mortgagor agrees that, upon the Secured Party’s request, the Mortgagor shall promptly execute and deliver to the Secured Party such Receipts as the Secured Party may deem reasonably necessary in connection with the payment and delivery directly to the Secured Party of all Production and Proceeds and to effectuate the purposes of this paragraph.  All parties producing, purchasing, or receiving any Production or having Production or Proceeds in their possession for which they or others are accountable to the Secured Party by virtue of the provisions of this Article are authorized and directed to treat and regard the Secured Party as the assignee and transferee of the Mortgagor and entitled in the Mortgagor’s place and stead to receive Production and Proceeds; and said parties and each of them shall be fully protected in so treating and regarding the Secured Party and shall be under no obligation to see to the application by the Secured Party of any Production or Proceeds received by it.  Notwithstanding the foregoing, the Secured Party, has agreed not to exercise her right to directly receive delivery of Production and payment of Proceeds immediately.  Rather, each party producing, purchasing, or receiving Production may continue to make such deliveries or payments to the Mortgagor until such time as such party has received notice from the Secured Party that an Event of Default has occurred and is continuing and that such party is directed to make delivery or payment directly to the Secured Party.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

3.2           Application of Proceeds.  All payments received by the Secured Party pursuant to Section 3.1 hereof shall be applied in the manner determined by the Secured Party in her sole discretion unless otherwise provided in the Note or the Letter Loan Agreement, but in all cases subject to the provisions of Section 5.9 of this Mortgage.

3.3           No Liability of the Secured Party in Collecting.  The Secured Party is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of the Secured Party under this Article) and from all other responsibility in connection therewith, except the responsibility to account to the Mortgagor for funds actually received.

3.4           Assignment Not a Restriction on the Secured Party’s Rights.  Nothing herein contained shall detract from or limit the absolute obligation of the Mortgagor to make payment of the Secured Obligations regardless of whether the proceeds assigned by this Article would be sufficient to pay the same, and the rights under this Article shall be in addition to all other security now or hereafter existing to secure the payment of the Secured Obligations.

3.5           Status of Assignment.  Notwithstanding the other provisions of this Article and in addition to the other rights hereunder, the Trustee, the Secured Party, or any receiver appointed in judicial proceedings for the enforcement of this instrument shall have the right to receive all of the Production and Proceeds after the Secured Obligations have been declared due and payable, either through an Event of Default or through any other applicable provision of any of the Loan Documents, and to apply all of the proceeds as provided in Section 3.2 above.  Upon any sale of the Mortgaged Property or any part thereof pursuant to Article V, the Hydrocarbons thereafter produced from the property so sold, and the proceeds therefrom, shall be included in such sale and shall pass to the purchaser free and clear of the assignment contained in this Article.

3.6           Indemnity.  The Mortgagor shall indemnify the Trustee and the Secured Party, and their respective Affiliates, directors, officers, employees, counsel, agents, and attorneys-in-fact, or any of the foregoing Persons (each of these Person are called an “Indemnitee” for purposes of this Section 3.6) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, actions, liabilities, judgments, costs, and related expenses, including the reasonable fees, charges, and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the assertion, either before or after the payment in full of the Secured Obligations, that any Indemnitee received Production or Proceeds claimed by third persons, or (ii) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (IT BEING UNDERSTOOD THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT ALL OF THE INDEMNITEES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT, OR TECHNICAL).  All amounts due under this Section shall be payable not later than thirty (30) days after written demand therefor.  The obligations of the Mortgagor as herein set forth in this Section shall survive the release, termination, foreclosure, or assignment of this instrument or any sale hereunder.  Notwithstanding the foregoing indemnity, it is expressly provided that the assignment of Production under Section 3.1 is made in favor of the Secured Party, and only the Secured Party may exercise the right to demand, collect, receive, and deliver receipts for Production and Proceeds.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

3.7           Rights Under Statutes.  The Mortgagor hereby appoints the Secured Party as its attorney-in-fact to pursue any and all lien rights of the Mortgagor to liens and security interests in the Mortgaged Property securing payment of Production and Proceeds attributable to the Mortgaged Property, including, but not limited to, those liens and security interests provided for by §9.343 of the Texas Business and Commerce Code and other similar statutes of other jurisdictions or any successor statutes.  The Mortgagor further hereby assigns to the Secured Party any and all such liens, security interests, financing statements, or similar interests of the Mortgagor attributable to its interests in the Mortgaged Property and Production and Proceeds therefrom arising under or created by said statutory provision, judicial decision or otherwise.

3.8           License to Collect.  Until such time as a Default or Event of Default has occurred and is continuing, the Secured Party hereby grants to Mortgagor a license to sell, collect, receive, and receipt for all Production and Proceeds, which license shall automatically terminate upon such Default or Event of Default or for so long as same continues.

IV.	Article
Events of Default

4.1           Events of Default Under this Mortgage.  The occurrence of an Event of Default under the terms and provisions of the Note or Letter Loan Agreement shall be an “Event of Default” under this Mortgage.

V.	Article
Enforcement of the Security

Upon the occurrence of an Event of Default and in addition to all other rights conferred in this Mortgage on the Trustee or the Secured Party, the Trustee and the Secured Party have the following rights and remedies:

5.1           Power of Sale and Foreclosure of Real Property Constituting a Part of the Mortgaged Property.

A.                      During the continuation of an Event of Default, the Trustee shall have the right and power to sell, to the extent permitted by law, at one or more sales, as an entirety or in parcels, as they may elect, the real property constituting a part of the Mortgaged Property, at such place or places and otherwise in such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Trustee may deem appropriate, and to make conveyances to the purchaser or purchasers, without any covenant or warranty, express or implied.  The Trustee may postpone the sale of all or any portion of such real property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.  The right of sale hereunder shall not be exhausted by one or any sale, and the Trustee may make other and successive sales until all of the trust estate be legally sold.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

B.                      The Trustee is hereby authorized and empowered to sell the Mortgaged Property at public sale to the highest bidder for cash in the area at the county courthouse of the county in which the Mortgaged Property or any part thereof is situated, as herein described, designated by such county’s commissioner’s court for such proceedings, or if no area is so designated, at the door of the county courthouse of said county, at a time between the hours of 10:00 A.M. and 4:00 P.M. that is no later than three (3) hours after the time stated in the notice described immediately below as the earliest time at which such sale would occur on the first Tuesday of any month, after advertising the earliest time at which said sale would occur, the place and terms of said sale, and the portion of the Mortgaged Property to be sold, by (a) posting (or by having some person or persons acting for the Trustee post) for at least twenty-one (21) days preceding the date of the sale, written or printed notice of the proposed sale at the courthouse door of said county in which the sale is to be made; and if such portion of the Mortgaged Property lies in more than one county, one such notice of sale shall be posted at the courthouse door of each county in which such part of the Mortgaged Property is situated and such part of the Mortgaged Property may be sold in the area at the county courthouse of any one of such counties designated by such county’s commissioner’s court for such proceedings, or if no area is so designated, at the courthouse door of such county, and the notice so posted shall designate in which county such property shall be sold, and (b) filing in the office of the county clerk of each county in which any part of the Mortgaged Property that is to be sold at such sale is situated a copy of the notice posted in accordance with the preceding clause (a).  In addition to such posting and filing of notice, the Trustee shall, at least twenty-one (21) days preceding the date of sale, serve, or cause to be served written notice of the proposed sale by certified mail on the Mortgagor and on each other debtor, if any, obligated to pay the Secured Obligations according to the records of the Secured Party or other holder of the Secured Obligations.  Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper properly addressed to the Mortgagor and such other debtors at their most recent address or addresses as shown by the records of the Secured Party or other holder of the Secured Obligations in a post office or official depository under the care and custody of the United States Postal Service.  The affidavit of any person having knowledge of the facts to the effect that such a service was completed shall be prima facie evidence of the fact of service.  The Mortgagor agrees that no notice of any sale of the Mortgaged Property other than as set out in this paragraph, need be given by the Trustee or any other Person.  The Mortgagor hereby designates as its address for the purpose of such notice the address set out on the signature page hereof, and agrees that such address may be changed only in the manner set forth in Section 12(b) of the Letter Loan Agreement.  The Mortgagor authorizes and empowers the Trustee to sell the Mortgaged Property in lots or parcels or in its entirety as the Trustee shall deem expedient; and to execute and deliver to the purchaser or purchasers thereof deeds conveying the property, but without any covenant or warranty, express or implied. Where portions of the Mortgaged Property lie in different counties, sales in such counties may be conducted in any order that the Trustee may deem expedient; and one or more such sales may be conducted in the same month, or in successive or different months as the Trustee may deem expedient.  The Trustee may postpone the sale provided for in this Section 5.1 by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.  The provisions hereof with respect to the posting and giving of notices of sale are intended to comply with the provisions of §51.002 of the Texas Property Code, effective January 1, 1984, and in the event the requirements, or any notice, under such §51.002 of the Texas Property Code shall be eliminated or the prescribed manner of giving such notices modified by future amendment to, or adoption of any statute superseding, §51.002 of the Texas Property Code, the requirement for such particular notices shall be deemed stricken from or modified in this instrument in conformity with such amendment or superseding statute, effective as of the effective date thereof.

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.  A POWER OF SALE MAY ALLOW THE TRUSTEE OR SECURED PARTY TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

5.2           Rights of the Trustee and the Secured Party with Respect to Personal Property Constituting a Part of the Mortgaged Property.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

C.                      During the continuation of an Event of Default, the Secured Party will have all rights and remedies granted by law, and particularly by the Uniform Commercial Code or similar statute in force in any other state to the extent the same is applicable law, including, but not limited to, the right to take possession of all personal property constituting a part of the Mortgaged Property and for this purpose the Secured Party may enter upon any premises on which any or all of such personal property is situated and take possession of and operate such personal property (or any portion thereof) or remove it therefrom.  The Secured Party may require the Mortgagor to assemble such personal property to the extent feasible and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to all parties.  Unless such personal property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party will give the Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of such personal property is to be made.  This requirement of sending reasonable notice will be met if the notice is mailed by first-class mail, postage prepaid, to the Mortgagor at the address shown below the signatures at the end of this instrument (or at such other address for notice hereafter designated by the Mortgagor in conformity with Section 11(b) of the Letter Loan Agreement) at least ten (10) days before the time of the sale or disposition.

D.                      In the event of a foreclosure sale, whether made by the Trustee or the Secured Party under the terms hereof, or under judgment of a court, the personal property constituting a portion of the Mortgaged Property and the other Mortgaged Property may, at the option of Secured Party, be sold as a whole.  It shall not be necessary that the Secured Party take possession of such personal property or any part thereof prior to the time that any sale pursuant to the provisions of this Section 5.2 is conducted and it shall not be necessary that such personal property or any part thereof be present at the location of such sale.  With respect to the application of proceeds of disposition of such personal property under Section 5.9 of this Mortgage, the costs and expenses incident to disposition shall include the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing, and the like and the reasonable attorneys’ fees and legal expenses incurred by the Trustee or the Secured Party, as applicable.  Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the Secured Obligations or as to the occurrence of any default, or as to Secured Party having declared all of such Secured Obligations to be due and payable, or as to notice of time, place, and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by the Trustee or the Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited; and Secured Party may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of the sale, but in the name and on behalf of Secured Party.

5.3           Rights of the Trustee and the Secured Party with Respect to Fixtures Constituting a Part of the Mortgaged Property.  During the continuation of an Event of Default, the Trustee or the Secured Party, as applicable, may elect to treat the fixtures constituting a part of the Mortgaged Property as either real property collateral or personal property collateral and then proceed to exercise such rights as apply to such type of collateral.

5.4           Judicial Proceedings.  The Trustee, in lieu of or in addition to exercising any power of sale herein given, may proceed by a suit or suits in equity or at law, whether for a foreclosure hereunder, or for the sale of the Mortgaged Property, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure hereunder or the sale of the Mortgaged Property, or for the enforcement of any other appropriate legal or equitable remedy.  The Mortgagor hereby acknowledges the Secured Obligations, whether now existing or that arise hereafter, and, to the extent not prohibited by applicable law, confesses judgment thereon in the full amount of the Secured Obligations in favor of the Secured Party if the obligations are not paid pursuant to the terms of the Note or the Letter Loan Agreement.

5.5           Possession of the Mortgaged Property.  It shall not be necessary for the Trustee or the Secured Party to have physically present or constructively in their possession at any sale held by the Trustee, the Secured Party, or by any court, receiver, or public officer any of the Mortgaged Property; and the Mortgagor shall deliver to the purchasers at such sale on the date of sale the Mortgaged Property purchased by such purchasers at such sale, and if it should be impossible or impracticable for any of such purchasers to take actual delivery of the Mortgaged Property, then the title and right of possession to the Mortgaged Property shall pass to such purchaser at such sale as completely as if the same had been actually present and delivered.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

5.6           Certain Aspects of a Sale.  The Secured Party shall have the right to become the purchaser at any sale made pursuant to this Article V.  To the extent permitted by applicable law, recitals contained in any conveyance made to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limiting the generality of the foregoing, nonpayment of the Secured Obligations, after the same have become due and payable, advertisement and conduct of such sale in the manner provided herein or appointment of any successor Trustee hereunder.

5.7           Receipt to Purchaser.  Upon any sale, whether made under the power of sale herein granted and conferred or by virtue of judicial proceedings, the receipt of the Trustee, or the Secured Party, or of the officer making sale under judicial proceedings, shall be sufficient discharge to the purchaser or purchasers at any sale for his or her or their purchase money, and such purchaser or purchasers, or his or her or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or the Secured Party or of such officer therefor, be obliged to see to the application of such purchase money, or be in anywise answerable for any loss, misapplication or nonapplication thereof.

5.8           Effect of Sale.  Any sale or sales of the Mortgaged Property, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim, and demand whatsoever either at law or in equity, of the Mortgagor of, in and to the premises and the property sold, and shall be a perpetual bar, both at law and in equity, against the Mortgagor, and the Mortgagor’s successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the property sold from, through, or under the Mortgagor or the Mortgagor’s successors or assigns.  Nevertheless, the Mortgagor, if requested by the Secured Party or the Trustee to do so, shall join in the execution and delivery of all proper conveyances, assignments, and transfers of the properties so sold.

5.9           Application of Proceeds.  The proceeds of any sale of the Mortgaged Property, or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall be applied in the manner determined by Secured Party in her sole discretion, to the extent permitted by applicable law, provided that any proceeds remaining in excess of the total amount of all the expenses incurred associated with the sale (including but not limited to protecting and enforcing rights under this Mortgage) and fully satisfying all of the outstanding Secured Obligations are returned to the Mortgagor.

5.10           Mortgagor’s Waiver of Appraisement, Marshaling, and Other Rights.  The Mortgagor agrees, to the full extent that the Mortgagor may lawfully so agree, that the Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension, or redemption law now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this instrument or the absolute sale of the Mortgaged Property or the possession thereof by any purchaser at any sale made pursuant to any provision hereof, or pursuant to the decree of any court of competent jurisdiction; the Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, so far as the Mortgagor or those claiming through or under the Mortgagor now or hereafter lawfully may, hereby waives the benefit of all such laws.  The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, waives, to the extent that the Mortgagor may lawfully do so, any and all right to have the Mortgaged Property marshaled upon any foreclosure of the lien hereof, or sold in inverse order of alienation, and agrees that the Trustee, the Secured Party, or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property as an entirety.  The Mortgagor, for the Mortgagor and all who may claim through or under the Mortgagor, further waives, to the full extent that the Mortgagor may lawfully do so, any requirement for posting a receiver’s bond or replevin bond or other similar type of bond if the Trustee or the Secured Party commence an action for appointment of a receiver or an action for replevin to recover possession of any of the Mortgaged Property.  If any law in this paragraph referred to and now in force, of which the Mortgagor or the Mortgagor’s successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the operation or application of the provisions of this paragraph.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

5.11           Costs and Expenses.  All costs and expenses (including attorneys’ fees) incurred by the Trustee or the Secured Party in protecting and enforcing their rights hereunder shall constitute a demand obligation owing by the Mortgagor to the party incurring such costs and expenses and shall draw interest at an annual rate equal to the rate of interest from time to time accruing on the Note under the Letter Loan Agreement until paid, all of which shall constitute a portion of the Secured Obligations.

5.12           Operation of the Mortgaged Property by the Trustee or the Secured Party.  Upon the occurrence of an Event of Default and in addition to all other rights herein conferred on the Trustee or the Secured Party, the Trustee or the Secured Party (or any person, firm, or corporation designated by the Trustee or the Secured Party) shall have the right and power, but shall not be obligated, to enter upon and take possession of any of the Mortgaged Property, and to exclude the Mortgagor, and the Mortgagor’s agents or servants, wholly therefrom, and to hold, use, administer, manage, and operate the same to the extent that the Mortgagor shall be at the time entitled and in its place and stead.  The Trustee or the Secured Party, or any person, firm, or corporation designated by the Trustee or by the Secured Party, may operate the same without any liability to the Mortgagor in connection with such operations, except to use ordinary care in the operation of such properties, and the Trustee or the Secured Party or any person, firm, or corporation designated by the Trustee or the Secured Party, shall have the right to collect, receive, and receipt for all Hydrocarbons produced and sold from said properties, to make repairs, purchase machinery and equipment, conduct work-over operations, drill additional wells, and to exercise every power, right, and privilege of the Mortgagor with respect to the Mortgaged Property necessary or advisable (in the reasonable determination of the Secured Party) to preserve and protect the Mortgage Property.  When and if the Event of Default is not longer continuing said properties shall, if there has been no sale or foreclosure, be returned to the Mortgagor.

5.13           Other Jurisdictions.  In the event the Mortgaged Property, or any part thereof, shall be located in any state other than the State of Texas, the procedures for foreclosure and all other provisions of this Article V relating to remedies upon default and related matters shall be modified to the extent necessary to comply with the laws of the state in which such properties are located.  It is the intent of the Mortgagor that this Mortgage shall be legal and enforceable in any state in which the Mortgaged Property, or any part thereof, is located and that the provisions hereof shall be modified only to the extent necessary to comply with the laws of such state, and that all other provisions contained herein shall be in no way affected or impaired by the necessity to so modify some or all of the provisions of this Article V.

VI.	Article
Miscellaneous Provisions

6.1           Pooling and Unitization.  The Mortgagor shall have the right, and is hereby authorized, to pool or unitize all or any part of any tract of land described in Exhibit A, insofar as relates to the Mortgaged Property, with adjacent lands, leaseholds, and other interests, when, in the reasonable judgment of the Mortgagor, it is necessary, advisable, or desirable to do so in order to form a drilling unit to facilitate the orderly development of that part of the Mortgaged Property affected thereby, or to comply with the requirements of any law or governmental order or regulation relating to the spacing of wells or proration of the production therefrom; provided, however, that the Hydrocarbons produced from any unit so formed shall be allocated among the separately owned tracts or interests comprising the unit in a uniform manner consistently applied.  Any unit so formed may relate to one or more zones or horizons, and a unit formed for a particular zone or horizon need not conform in area to any other unit relating to a different zone or horizon, and a unit formed for the production of oil need not conform in area with any unit formed for the production of gas.  The interest of the Mortgagor in any such unit attributable to the Mortgaged Property (or any part thereof) included therein shall become a part of the Mortgaged Property and shall be subject to the lien hereof in the same manner and with the same effect as though such unit and the interest of the Mortgagor therein were specifically described in Exhibit A.

6.2           Successor Trustee.  Any Trustee may resign in writing addressed to the Secured Party or may be removed at any time with or without cause by an instrument in writing duly executed by the Secured Party.  In case of the death, resignation, or removal of a Trustee, a successor Trustee may be appointed by the Secured Party by instrument of substitution complying with any applicable requirements of law, and in the absence of any such requirement without formality other than appointment and designation in writing to be recorded in each County wherein the Mortgage is recorded.  Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee, all the estate and title of the prior Trustee in the Mortgaged Property, and he/she or they shall thereupon succeed to all the rights, powers, privileges, immunities, and duties hereby conferred upon the prior Trustee.  All references herein to the Trustee shall be deemed to refer to the Trustee from time to time acting hereunder.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

6.3           Actions or Advances by the Secured Party or the Trustee.  Each and every covenant herein contained shall be performed and kept by the Mortgagor solely at the Mortgagor’s expense.  If the Mortgagor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this instrument, the Secured Party or the Trustee or any receiver appointed hereunder, may, but shall not be obligated to, take action and/or make advances to perform the same in the Mortgagor’s behalf, and the Mortgagor hereby agrees to repay the reasonable expense of such action and such advances upon demand plus interest at the Default Rate until paid.  No such advance or action by the Secured Party or the Trustee or any receiver appointed hereunder shall be deemed to relieve the Mortgagor from any default hereunder.

6.4           Mortgaged Property to Revert; Release of this Mortgage.  If the Secured Obligations shall be paid in full in cash, then this Mortgage shall terminate and, to the extent applicable under local law, all of the Mortgaged Property shall revert to the Mortgagor and the entire estate, right, title, and interest of the Trustee and the Secured Party granted hereunder shall thereupon cease; and the Trustee and the Secured Party in such case shall, upon the request of the Mortgagor and at the Mortgagor’s cost and expense, promptly deliver to the Mortgagor proper instruments in recordable form acknowledging satisfaction of this instrument.

6.5           Other Security.  The Trustee and the Secured Party may take or may now hold other security for the Secured Obligations, including other security from Persons other than Mortgagor, all without notice to or consent of the Mortgagor.  The Trustee or the Secured Party may resort first to such other security or any part thereof or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action shall not be a waiver of any rights conferred by this instrument, which shall continue as a first Lien upon and prior perfected security interest, subject to Liens permitted by Section 8(e) of the Letter Loan Agreement, in the Mortgaged Property not expressly released until the Secured Obligations are fully paid.

6.6           Instrument as Assignment, etc.  This instrument shall be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof.

6.7           Unenforceable or Inapplicable Provisions.  If any provision of this Mortgage is invalid or unenforceable in any jurisdiction, the other provisions this Mortgage shall remain in full force and effect, and the invalidity of any provision of this Mortgage in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.  Any reference herein contained to a statute or law of a state in which no part of the Mortgaged Property is situated shall be deemed inapplicable to, and not used in, the interpretation hereof.

6.8           Rights Cumulative.  Each and every right, power, and remedy herein given to the Trustee or the Secured Party under this Mortgage shall be cumulative and not exclusive; and each and every right, power, and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or the Secured Party, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power, or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power, or remedy.  No delay or omission by the Trustee or the Secured Party in the exercise of any right, power, or remedy shall impair any such right, power, or remedy or operate as a waiver thereof or of any other right, power, or remedy then or thereafter existing.

6.9           Amendments; Waiver by the Secured Party.  This instrument may be amended, modified, revised, discharged, released, or terminated, and any and all covenants in this instrument may from time to time be waived, only by a written instrument or instruments executed by the Mortgagor and the Secured Party, but without the joinder of the Trustee, which shall not be required.  Notwithstanding the foregoing, no amendment, modification, revision, or waiver shall ever affect or impair the Trustee’s or the Secured Party’s rights or liens or security interests hereunder, except to the extent specifically stated in such written instrument.  Any alleged amendment, modification, revision, discharge, release, or termination that is not in writing and executed by the proper parties shall not be effective as to any party.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

6.10           Action by Individual Trustee.  Any Trustee from time to time serving hereunder shall after any Event of Default under any of the Loan Documents occurs, have the absolute right, acting individually, to take any action and to exercise any right, remedy, power, privilege, or authority conferred upon the Trustee, and any action taken by any other Trustee from time to time serving hereunder shall be binding upon the other Trustee(s) and no person dealing with any Trustee from time to time serving hereunder shall be obligated to confirm the power and authority of such Trustee to act without the concurrence of the other Trustee(s).  In this instrument, the term “Trustee” shall mean Sharon E. Conway of 2441 High Timbers, Suite 410, The Woodlands, Texas, 77380-1052, and any successor Trustee(s).

6.11           No Partnership.  Nothing contained in this instrument is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association among the Mortgagor, the Trustee, the Secured Party, and their respective Affiliates, or in any way as to make the Secured Party or the Trustee co-principals with the Mortgagor with reference to the Mortgaged Property, and any inferences to the contrary are hereby expressly negated.

6.12           Successors and Assigns.  This instrument is binding upon the Mortgagor, the Mortgagor’s successors and assigns, and shall inure to the benefit of the Trustee, her successors,  and the Secured Party and her respective successors and assigns, and the provisions hereof shall likewise be covenants running with the land.

6.13           Article and Section Headings.  The article and section headings in this instrument are inserted for convenience of reference and shall not be considered a part of this instrument or used in its interpretation.

6.14           Execution in Counterparts.  This instrument may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of Exhibit A hereto that describe properties situated in counties other than the county in which such counterpart is to be recorded or filed may have been omitted.  Complete copies of this instrument containing the entire Exhibit A have been retained by the Mortgagor and the Secured Party.

6.15           Special Filing as Financing Statement.  This instrument shall likewise constitute a Security Agreement, Financing Statement, Fixture Filing, and As-Extracted Collateral filing on and against all of the Mortgaged Property which is or is to become personal property, as-extracted collateral, and fixtures as within the meaning of the Uniform Commercial Code and other applicable law.  The Mortgagor shall execute and deliver to Secured Party, in form and substance satisfactory to Secured Party, such financing statements and such other further assurances as Secured Party may, from time to time, reasonably consider necessary to create, perfect and preserve Secured Party’s security interest hereunder and Secured Party may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect, and preserve such security interest.  This instrument shall be filed for record, among other places, in the real estate records of each county in which any portion of the real property covered by the oil and gas leases described in Exhibit A hereto is situated, and, when filed in such counties shall be effective as a financing statement covering (1) fixtures located or to become located on said oil and gas properties, and (2) oil, gas, and other minerals extracted from said oil and gas properties and other as-extracted collateral (and accounts arising from the sale of said oil, gas, and other minerals) at the wellheads of wells located now or hereafter on the real property described in Exhibit A hereto.  At the option of the Secured Party, a carbon, photographic, or other reproduction of this instrument or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such.  Information concerning the security interest herein granted may be obtained at the addresses of the Mortgagor and Secured Party as set forth on the execution pages of this Mortgage.  The real estate concerned is described in Exhibit A and the record owner thereof is as specified in Exhibit A.  THE SECURED PARTY DESIRES THIS FINANCING STATEMENT TO BE INDEXED AGAINST THE RECORD OWNER OF THE PROPERTY.

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

6.16           Notices.  Except as otherwise expressly provided herein, any notice, request, demand, or other instrument that may be required or permitted to be given or served upon the Mortgagor shall be sufficiently given when given to the Mortgagor as set forth in Section 12(b) of the Letter Loan Agreement.

6.17           Reliance.  Notwithstanding any reference herein to the Letter Loan Agreement, no party shall have any obligation to inquire into the terms or conditions of any such documents and all parties shall be fully authorized to rely upon any statement, certificate, or affidavit of the Secured Party or any future holder of any portion of the indebtedness evidenced by the Letter Loan Agreement and the other Loan Documents as to the occurrence of any event such as the occurrence of any Event of Default.

6.18           Effective as Mortgage.  As to the Mortgaged Property, this instrument shall be effective as a mortgage as well as a deed of trust and during the continuation of an Event of Default may be foreclosed as to the Mortgaged Property, or any portion thereof, in any manner permitted by applicable law, and any foreclosure suit may be brought by the Trustee or by the Secured Party.  To the extent, if any, required to cause this instrument to be so effective as a mortgage as well as a deed of trust, the Mortgagor hereby mortgages the Mortgaged Property to the Secured Party.

6.19           No Liability for Trustee.  THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.  The Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by her hereunder, believed by her in good faith to be genuine.  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by her hereunder.

6.20           GOVERNING LAW.  INSOFAR AS PERMITTED BY OTHERWISE APPLICABLE LAW, THIS MORTGAGE AND THE SECURED OBLIGATIONS SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCLUDING CHOICE OF LAW AND CONFLICT OF LAW RULES); PROVIDED, HOWEVER, THAT, WITH RESPECT TO THE MORTGAGED PROPERTY, THE LAWS OF THE PLACE IN WHICH SUCH PROPERTY IS SITUATED, OR OFFSHORE ADJACENT TO (AND STATE LAW MADE APPLICABLE AS A MATTER OF FEDERAL LAW), SHALL APPLY TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION, FORECLOSURE OF LIENS, AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE MORTGAGED PROPERTY.

6.21           NO UNWRITTEN ORAL AGREEMENTS.  THIS INSTRUMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature and notarization follows on next page.]

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

IN WITNESS WHEREOF, the Mortgagor has executed or caused to be executed this Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing on the date first above written.

Mortgagor and Debtor:

Lucas Energy, Inc.,
a Nevada Corporation

By:  /s/ Anthony C. Schnur
        Anthony C. Schnur, Chief Executive Officer

The name and mailing address of the Mortgagor is:
Lucas Energy, Inc.
3555 Timmons Lane, Suite 1550
Houston, Texas  77027
Attn: Anthony C. Schnur
Telephone: (713) 528-1881; Facsimile: (713) 337-1510

State of Texas	§
§
County of Harris	§

This instrument was acknowledged before me this   9   day of August, 2013, by Anthony C. Schnur, the Chief Executive Officer of Lucas Energy, Inc., a Nevada corporation, on behalf of the corporation.  In witness whereof I hereunto set my hand and official seal.

(Seal)
Bailey Kristen Harrell
Notary Public, State of Texas
My Commission Expires	/s/ Bailey Kristen Harrell
April 11, 2017	Notary Public in and for the State of Texas

The name and mailing address of the Secured Party is:
Louise H. Rogers, as her Separate Property
c/o Sharon E. Conway
Attorney at Law
2441 High Timbers, Suite 410
The Woodlands, Texas  77380-1052
Telephone:  (281) 681-2230
Facsimile No:  (281) 754-4685

The name and mailing address of the Trustee is:

Sharon E. Conway, Trustee
Attorney at Law
2441 High Timbers, Suite 410
The Woodlands, Texas  77380-1052
Telephone:  (281) 681-2230
Facsimile No:  (281) 754-4685

Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing
Rogers -Lucas Energy Loan/August 13, 2013

EXHIBIT A To Mortgage, Deed of Trust, Assignment, Security Agreement,
Financing Statement, and Fixture Filing

dated August 13, 2013

from Lucas Energy, Inc., as Mortgagor

to Sharon E. Conway as Trustee

for the benefit of Louise H. Rogers as Secured Party

List of Properties

1.                      Depth limitations, unit designations, unit tract descriptions, and descriptions of undivided leasehold interests, well names, “Operating Interests,” “Working Interests,” and “Net Revenue Interests” contained in this Exhibit A and the listing of any percentage, decimal, or fractional interest in this Exhibit A shall not be deemed to limit or otherwise diminish the interests being subjected to the lien, security interest, and encumbrance of this instrument.

2.                      Some of the land descriptions in this Exhibit A may refer only to a portion of the land covered by a particular lease.  This instrument is not limited to the land described in Exhibit A but is intended to cover the entire interest of the Mortgagor in any lease described in Exhibit A even if that interest relates to land not described in Exhibit A.  Reference is made to the land descriptions contained in the documents of title recorded as described in this Exhibit A.  To the extent that the land descriptions in this Exhibit A are incomplete, incorrect, or not legally sufficient, the land descriptions contained in the recorded documents referenced are incorporated in this Exhibit A by this reference for all purposes as if fully set forth at length.

3.                      References in Exhibit A to instruments on file in the public records are made for all purposes.  Unless provided otherwise, all recording references in Exhibit A are to the official real property records of the county or counties in which the mortgaged property is located and in which these documents are or in the past have been customarily recorded, whether Deed Records, Oil and Gas Records, Oil and Gas Lease Records, or other records, and those official records are incorporated by reference into this Exhibit A for all purposes as if fully set forth at length.

4.                      Any statement in this Exhibit A that a certain interest described in this Exhibit A is subject to the terms of certain described or referred to agreements, instruments, or other matters shall not operate to subject that interest to any agreement, instrument, or other matter except to the extent that the agreement, instrument, or matter is otherwise valid and presently subsisting nor shall the statement be deemed to constitute a recognition by the parties to this Mortgage that any identified agreement, instrument, or other matter is valid and presently subsisting.

[Do not detach this page]

Rogers - Lucas Energy Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing

August 13, 2013

When Recorded and/or Filed Is to be Returned to:

Sharon E. Conway
Attorney at Law
2441 High Timbers, Suite 410
The Woodlands, Texas  77380-1052
Telephone:  (281) 681-2230

SCHEDULE I
To
Mortgage, Deed of Trust, Assignment, Security Agreement,
Financing Statement and Fixture Filing,
dated August 13, 2013
from LUCAS ENERGY, LLC
to Sharon E. Conway as Trustee,
for the benefit of LOUISE H. ROGERS
as Secured Party

State of Incorporation or Organization, Etc.

1.	Correct Legal Name of Mortgagor as Registered in the Jurisdiction in which Mortgagor is Incorporated or Organized and State of Incorporation or Organization of Mortgagor:

LUCAS ENERGY, INC., a Nevada Corporation

2.	Organization Identification Number as Designated by Mortgagor’s State of Incorporation or Organization:

Organization I.D. No. C31179-2003

3.	Principal Place of Business of Mortgagor:
3555 Timmons Lane
Suite 1550
Houston, Texas 77027